MPHASE SIGNS PRODUCT LICENSE AND CONTENT AGREEMENT WITH ILEARNINGENGINES

New York, NY – August 20, 2019 – mPhase Technologies, Inc. (OTC:XDSL) (the “Company” or “mPhase”) is pleased to announce that it has signed a three-year Product License and Content Agreement (“Agreement”) with iLearningEngines, Inc. (“ILE”). Under the terms of the Agreement, mPhase will utilize the ILE Artificial Intelligence (“AI”) engine to deliver customized learning and performance analytics solutions. The Company will develop the customized learning software solutions and curriculum through direct agreements with customers in the ILE ecosystem, but may also include non-ILE customers.

“This is a synergistic Agreement that will enable us to use the resources of our technology teams, particularly our recently acquired Alpha Predictions, to support the customization of products on the ILE platform,” explained mPhase CEO Anshu Bhatnagar. “We can now port our own technology onto the industry-leading ILE platform, and provide an element of custom content for those customers who desire unique features rather than off-the-shelf solutions. We expect to get a significant amount of business from customer referrals, giving us a pipeline of SaaS (software as a service) type contracts with multi-year terms.”

This Agreement will deepen mPhase’s involvement in the ILE universe, giving mPhase the potential to grow into a trusted technology partner in this fast-growing space. The Company currently projects this Agreement will generate in excess of $30 million (USD) in annual revenue during the first 12-months of implementation. From a cost perspective, each of the ILE Learning and AI Logic licenses of this Agreement are subscription based and structured as an annual per site license. The annual ILE Learning subscription is set at $7.5 million and the annual ILE AI Logic subscription is set at $15 million, for a combined annual total of up to $22.5 million. The per site charge structure enables mPhase to scale into the full license amounts as the Company onboards clients.

“This Agreement is another step forward in our effort to create revenue streams that utilize our in-house talent and technology,” explained Bhatnagar. “Under this Agreement we will be both a customer and collaborator, but the terms are designed so that we can scale up the business in a flexible way that benefits ILE and mPhase. ILE is one of the fastest growing tech companies in the U.S., so we are excited for this opportunity to participate in what is shaping up to be a multi-year growth cycle in the training and learning space.”

About mPhase Technologies, Inc.

With deep roots in R&D, mPhase Technologies, Inc. is a technology driven, innovative development company that creates and commercializes products and applications that impact everyday people. The Company’s involvement is cross vertical, appearing wherever common technologies create great social value. Additional information can be found at the mPhase website www.mphasetech.com. Please follow us on twitter: @mPhase_Tech for the latest updates.

About iLearningEngines, Inc.

iLearningEngines (ILE) is the market leader in cloud-based, mission critical training for enterprises. Deloitte has ranked ILE as the 7th fastest growing company in North America in 2018 on the Deloitte Technology Fast 500, and #14 in 2017 Fast 500. The Company’s Outcomes Driven Learning and AI platform is used by enterprises to deliver firm specific training and drive mission critical outcomes on a massive scale. iLearningEngines is being deployed in some of the most demanding vertical markets including healthcare, education, energy, transportation and the military. The intense demand for scalable, outcome-based training has led to marquee customer wins across multiple verticals. The Company leverages its clients’ own subject matter experts, in-house content, and third-party content to create training materials, and then uses its AI and machine learning engine to deliver personalized training plans at scale. The company also has a sub brand, iHealthEngines, specifically for the healthcare market. iHealthEngines is transforming physician and clinician engagement, patient education and engagement, and population health.

Safe Harbor Statement

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Investor Contact:

ir@mphasetech.com